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Exhibit 99.6

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL LISTED BELOW.				Please mark your votes as indicated in this example	/x/
The Board of Directors recommends a vote FOR the Proposal	FOR	AGAINST	ABSTAIN
Proposal: Approval of the merger, approval and adoption of the merger agreement, and approval of the issuance of REMEC common stock pursuant to the merger agreement	/ /	/ /	/ /
WILL ATTEND
	If you plan to attend the Special Meeting, please mark the WILL ATTEND box				/ /
	Please disregard if you have previously provided your consent decision.				/ /

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that REMEC, Inc. may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting REMEC, Inc.'s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^ Detach here from proxy voting card ^
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 4PM Eastern Time the business day prior to special meeting day.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/remc		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
 REMEC, INC.

        The undersigned hereby appoints Ronald E. Ragland, Errol Ekaireb and Donald J. Wilkins and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Common Stock of REMEC, Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of REMEC, Inc. to be held [            ], 2002 or any adjournment thereof, with all powers which the undersigned would possess if present at the Special Meeting.

(Continued, and to be marked, dated and signed, on the other side)

^ Detach here from proxy voting card ^

You can now access your REMEC account online.

Access your REMEC shareholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC, transfer agent for REMEC, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status • View payment history for dividends • View certificate history	• Make address changes • View book-entry information • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS—Establish a PIN
You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.
 Investor ServiceDirectSM is currently only available for domestic individual and joint accounts.
•    SSN
•    PIN
•    Then click on the Establish PIN button
Please be sure to remember your PIN, or maintain it in a secure place for future reference.
Step 2: Log in for Account Access
You are now ready to log in. To access your account please enter your
•    SSN
•    PIN
•    Then click on the Submit button
If you have more than one account, you will now be asked to select the appropriate account.
Step 3: Account Status Screen
You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.
•    Certificate History
•    Book-Entry Information
•    Issue Certificate
•    Payment History
•    Address Change
• Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

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  Exhibit 99.6